EXHIBIT 3.12
                                   Articles of
                       ECSI Security & Communications Ltd.

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[Stamped:   Registrar of Companies - An accurate copy of the original.
              Receipt no. __________
              Approved by: __________
              Date: __________
              Stamp: January 28, 2002]

[Stamped:   Ministry of Justice - Registrar of Companies and Partnerships - Copy
            - APPROVED - 777]

[Round Stamp: Ministry of Justice - Registrar of Companies]

[Revenue stamp affixed.]

                           COMPANIES ORDINANCE - 1999

                             ARTICLES OF THE COMPANY

      (1)   Name of the Company

            The proposed name of the company is E.C.S.I. SECURITY & COMMUNICATIONS LTD.

      (2)   Objects of the Company

            Pursuant to section 32 (1) of the Law - to engage in all legal business.

      (3)   Details about the Registered Share Capital of the Company

            Registered capital: 50,000
            which comprises 50,000 ordinary shares having no par value. 100 ordinary shares are allocated to the shareholders.

      (4)   Details about the Limitation of Liability of the Company

            The liability of the shareholders - is limited.

      (5)   Additional Provisions.

      (6) Share Transfer, The Offer of Shares and Bonds to the Public, The Number of Shareholders

      a) Any share transfer is subject to the approval of the Board of Directors.

      b) The Company is prohibited from offering shares and/or bonds to the public.

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      c)    The number of the shareholders shall not exceed fifty, besides employees of the Company or people who were employees thereof and who, in their capacity as employees thereof and even after their employment has been terminated, continue to be shareholders of the Company.

      (7)   The Initial Shareholders

            Name of the Shareholder: Sigmatek Technologies Ltd., private company no. 511348997.
            Address: 23 Yigal Allon Street, Herzeliya.
            The number of shares allocated to it: 100 ordinary shares.

      (8)

      (9)   Signatory Right

            [The signature of] Zvi Sagmon, bearer of ID no. 045216439, together with the Company's stamp, shall be binding on the Company for all intents and purposes.

Signatures:


(-)
E.C.S.I.

Verification of Signature of Shareholders or Authorized Signatories on their Behalf

I, Adv. Rina Mizrahi Oron, hereby verify the signature of Mr. Zvi Sagmon, bearer of ID no. 045216439, who signed these Articles before me.

Name of Attorney:          Date: January 28, 2002       Signature and Stamp: (-)